Exhibit 99

PRESS RELEASE

Parallel Petroleum Corporation

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES

SECOND QUARTER 2005 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), August 3, 2005 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the second quarter ended June 30, 2005. In a separate press release dated August 2, 2005, Parallel announced its operations update.

Second Quarter Results

For the three months ended June 30, 2005, Parallel reported net income of $1.5 million, or $.04 per diluted share. Operating income was $4.2 million, after oil and gas hedge payments of $3.6 million. For the three months ended June 30, 2004, Parallel recorded net income of $1.1 million, or $.04 per diluted share, which included $2.2 million of operating income, after oil and gas hedge payments of $1.8 million.

For the second quarter of 2005, Parallel’s sales were 218 MBbls of oil and 700 MMcf of natural gas, or 335 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $46.97/$30.29 per barrel and $6.78/$6.78 per Mcf, or $44.77/$33.90 per BOE. For the same period of 2004, oil sales were 166 MBbls at an average unhedged/hedged price of $35.70/$26.54 per barrel and natural gas sales were 644 MMcf at an average price of $5.94/$5.45 per Mcf, or 273 MBOE at $35.72/$29.00 per BOE.

Six Months Results

For the six months ended June 30, 2005, Parallel reported net income of $0.9 million, or $.03 per diluted share. Included in net income was $6.9 million of operating income, after oil and gas hedge payments of $6.9 million. For the six months ended June 30, 2004, Parallel recorded net income of $2.6 million, or $.09 per diluted share, which included $4.9 million of operating income, after oil and gas hedge payments of $2.9 million.

For the six months ended June 30, 2005, Parallel’s sales were 425 MBbls of oil and 1,302 MMcf of natural gas, or 642 MBOE. The average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $46.15/$30.50 per barrel and $6.42/$6.26 per Mcf, or $43.57/$32.89 per BOE. For the same period of 2004, oil sales were 327 MBbls at an average unhedged/hedged price of $34.31/$26.21 per barrel and natural gas sales were 1,376 MMcf at an average price of $5.55/$5.34 per Mcf, or 556 MBOE at $33.92/$28.63 per BOE.

Net cash provided by operating activities for the six-month period ended June 30, 2005, was $9.8 million, compared to $8.6 million for the same period of 2004. The increase was primarily related to increased oil and gas prices and production volumes.

Balance Sheet Review

At June 30, 2005, current assets were $18.1 million, which included $3.8 million of cash. Current liabilities were $23.8 million, including current derivative obligations of $16.3 million, and long-term debt was $62.0 million. The Company’s net capitalized costs associated with its oil and gas properties and other equipment were $170.4 million. Parallel’s stockholders’ equity as of June 30, 2005 was $73.9 million, which includes $25.6 million of accumulated other comprehensive loss that is related to the Company’s crude oil hedges.

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

Second Quarter 2005 Pre-tax, Non-cash Loss on “Ineffective Portion of Oil Hedges”

The Company recorded a pre-tax, non-cash loss of approximately $1.2 million on “ineffective portion of oil hedges” during the second quarter of 2005. As described in the “Hedging Information” table within this press release, the Company currently has approximately 1.8 million barrels of oil hedged for the next 42 months (through 2008) at NYMEX prices ranging from $28.46 to $49.60 per barrel. These hedges are directly related to the Fullerton acquisitions in December 2002 and September 2004, and the Carm-Ann acquisition in September 2004. The Company’s composite average differential between the hedged NYMEX price and the realized wellhead price has historically been approximately $2.50 per barrel; however, the differential has recently increased to approximately $6.20 per barrel, because U. S. refineries are currently paying a premium for West Texas Intermediate, which is the NYMEX benchmark. The majority of the Company’s oil is West Texas Sour.

Conversion of 6% Convertible Preferred Stock

As the Company previously announced, it gave notice on May 4, 2005, that it would redeem for cash on June 6, 2005, 950,000 shares of its privately held 6% Convertible Preferred Stock at a redemption price of $10.00 per share. As the Company announced on June 7, 2005, in lieu of redemption, all of the holders of the preferred stock converted their shares of Preferred Stock into shares of Parallel common stock based on the conversion rate of $10.00 divided by $3.50, or approximately 2.8571 shares of common stock for each share of preferred stock, together with the cash payable with respect to fractional shares and accumulated and unpaid dividends up to the redemption date. Dividends on the Preferred Stock ceased to accrue, and the Preferred Stock is no longer deemed outstanding from and after the redemption date. For additional information, see the Company’s May 3, 2005 and June 7, 2005 press releases and the Company’s Form 8-K Reports, which were filed with the Securities and Exchange Commission on May 4, 2005 and June 10, 2005.

The preferred stock was privately placed by Parallel in October 1998, when the Company’s common stock was trading at a price of approximately $2.50 per share.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “The Company’s production volumes increased 15% when comparing six months 2005 to six months 2004, and they increased 22% when comparing second quarter 2005 to second quarter 2004. We expect production and reserve volumes to increase in future quarters as we continue the execution of our business plan. To date, we have invested $21.7 million, or approximately 50%, of our $43.7 million capital investment budget for 2005. Of the $21.7 million, $17.3 million was invested during the second quarter.”

Today’s Earnings Conference Call and Webcast Information

The Company’s management will host a conference call to discuss its financial and operational results for the second quarter ended June 30, 2005, this afternoon, Wednesday, August 3, 2005, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 1-866-831-5605 or 1-617-213-8851, Participant Passcode 39333406, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 1-888-286-8010 or 1-617-801-6888, Passcode 86188362. A written transcript of the conference call, and the supporting slide presentation, will be available on the Company’s web site Presentation page at http://phx.corporate-ir.net/phoenix.zhtml?c=79538&p=irol-presentations.

FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands)
	June 30,	December 31,
Assets	2005	2004
	(unaudited)
Current assets:
Cash and cash equivalents	$3,756	$4,781
Accounts receivable:
Oil and gas	7,866	6,642
Other, net of allowance for doubtful account of $9	1,256	389
Affiliates	7	7
	9,129	7,038
Other current assets	225	179
Deferred income tax asset	4,997	2,531
Total current assets	18,107	14,529
Property and equipment, at cost:
Oil and gas properties, full cost method (including $14,115 and $9,526 not
subject to depletion)	251,913	229,245
Other	2,361	2,062
	254,274	231,307
Less accumulated depreciation, depletion and amortization	(83,837)	(78,782)
Net property and equipment	170,437	152,525
Restricted cash	149	2,287
Investment in Westfork Pipeline Company LP	1,572	595
Other assets, net of accumulated amortization of $724 and $581	612	735
	$190,877	$170,671
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$7,368	$5,568
Asset retirement obligations	133	150
Derivative obligations	16,322	7,965
Total current liabilities	23,823	13,683
Revolving credit facility	62,000	79,000
Asset retirement obligations	2,118	1,982
Derivative obligations	27,209	9,525
Deferred income tax liability	1,780	6,487
Total long-term liabilities	93,107	96,994
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares	—	—
Preferred stock -- 6% convertible preferred stock -- par value of $0.10 per share
(liquidation preference of $10 per share), authorized 10,000,000 shares,
issued and outstanding 950,000, converted to common stock June, 2005	—	95
Common stock -- par value $0.01 per share, authorized 60,000,000 shares,
issued and outstanding 34,013,572 and 25,439,292	340	254
Additional paid-in capital	76,528	48,328
Retained earnings	22,705	22,073
Accumulated other comprehensive loss	(25,626)	(10,756)
Total stockholders’ equity	73,947	59,994
	$190,877	$170,671

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Oil and Natural Gas Revenues:
Oil and natural gas sales	$15,004	$9,752	$27,973	$18,858
Loss on hedging and derivatives	(3,645)	(1,835)	(6,857)	(2,940)
Total revenues	11,359	7,917	21,116	15,918

Cost and expenses:
Lease operating expense	2,178	2,014	4,736	3,543
Production taxes	701	471	1,281	949
General and administrative	1,466	1,221	3,154	2,443
Depreciation, depletion and amortization	2,773	1,969	5,055	4,046
Total costs and expenses	7,118	5,675	14,226	10,981
Operating income	4,241	2,242	6,890	4,937

Other income (expense), net:
Gain (loss) on ineffective portion of hedges	(1,235)	17	(3,511)	7
Interest and other income	22	18	41	158
Interest expense	(796)	(487)	(1,934)	(955)
Other expense	(1)	(59)	(2)	(85)
Equity in loss of Westfork Pipeline Company LP	(15)	—	(94)	—
Total other expense, net	(2,025)	(511)	(5,500)	(875)
Income before income taxes	2,216	1,731	1,390	4,062
Income tax expense, deferred	(763)	(628)	(487)	(1,477)
Net income	1,453	1,103	903	2,585
Cumulative preferred stock dividend	(128)	(144)	(271)	(287)
Net income available to common stockholders	$1,325	$959	$632	$2,298

Net income per common share:
Basic	$0.04	$0.04	$0.02	$0.09
Diluted	$0.04	$0.04	$0.03	$0.09

Weighted average common share outstanding:
Basic	31,967	25,246	30,341	25,235
Diluted	34,682	28,330	33,355	28,296

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2005 and 2004
(unaudited)
(dollars in thousands)
	2005	2004
Cash flows from operating activities:
Net income	$903	$2,585

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion and amortization	5,055	4,046
Accretion of asset retirement obligation	54	53
Deferred income tax expense	487	1,477
Loss (gain) on ineffective portion of hedges	3,511	(7)
Stock option expense	70	84
Equity in loss of Westfork Pipeline Company, LP	94	—
Changes in assets and liabilities:
Increase in accounts receivable	(2,091)	(507)
Increase in other current assets	(46)	(87)
Other, net	123	(141)
Restricted cash	(149)	—
Increase in accounts payable and accrued liabilities	1,800	1,084
Net cash provided by operating activities	9,811	8,587

Cash flows from investing activities:
Additions to oil and gas properties	(25,431)	(14,590)
Restricted cash	2,287	—
Proceeds from disposition of oil and gas properties	2,828	25
Additions to other property and equipment	(299)	(516)
Investment in Westfork Pipeline Company LP	(1,071)	—
Net cash used in investing activities	(21,686)	(15,081)

Cash flows from financing activities:
Net borrowings (payments) on revolving credit facility	(17,000)	(5,750)
Proceeds (net) from common stock issued	27,743	—
Proceeds from exercise of stock options	378	103
Deferred stock offering costs	—	(7)
Payment of preferred stock dividend	(271)	(287)
Net cash provided by (used in) financing activities	10,850	(5,941)

Net decrease in cash and cash equivalents	(1,025)	(12,435)

Cash and cash equivalents at beginning of period	4,781	17,378

Cash and cash equivalents at end of period	$3,756	$4,943

Non-cash financing and investing activities:
Oil and gas properties asset retirement obligations, net	$65	$189
Conversion of preferred stock	$95	$—
Other Transactions:
Interest paid	$2,403	$933

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

PARALLEL PETROLEUM CORPORATION PRODUCTION VOLUMES AND PRICE DATA
	Three Months Ended		Six Months Ended
	6/30/2005	6/30/2005	6/30/2005	6/30/2004
Production Volumes:
Oil (MBbls)	218	166	425	327
Natural gas (MMcf)	700	644	1,302	1,376
Equivalent barrels of oil (MBOE) (a)	335	273	642	556
Equivalent barrels of oil (MBOE) per day	3.7	3.0	3.5	3.1
Sales Prices:
per Bbl (unhedged) (b)	$46.97	$35.70	$46.15	$34.31
per Bbl (hedged) (c)	$30.29	$26.54	$30.50	$26.21
per Mcf (unhedged) (b)	$6.78	$5.94	$6.42	$5.55
per Mcf (hedged) (c)	$6.78	$5.45	$6.26	$5.34
per BOE (unhedged) (b)	$44.77	$35.72	$43.57	$33.92
per BOE (hedged) (c)	$33.90	$29.00	$32.89	$28.63

(a) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil. "MBOE" means one thousand BOE.
(b) Unhedged price is the actual price received at the wellhead for our oil and natural gas.
(c) Hedged price is the actual price received at the wellhead for our oil and natural gas plus or minus the settlements on our derivatives.

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

PARALLEL PETROLEUM CORPORATION
HEDGING INFORMATION (a)
PUTS:			Houston Ship Channel
		MMBTU of	Gas Price
Period of Time		Natural Gas	Floor
April 1, 2006 thru Oct 31, 2006		214,000	$5..50

COSTLESS COLLARS:			NYMEX			Houston Ship Channel
		Barrels of	Oil Prices		MMBTU of	Gas Prices
Period of Time		Oil	Floor	Cap	Natural Gas	Floor	Cap
July 1, 2005 thru Oct 31, 2005		—	—	—	246,000	$5.00	$7.26
July 1, 2005 thru Dec 31, 2005		36,800	$36.00	$49.60	—	—	—
Jan 1, 2006 thru Dec 31, 2006		70,800	$35.00	$44.00	—	—	—

SWAPS:			NYMEX
		Volume	Oil
Period of Time		Hedged Bbl Oil	Swap Price
July 1, 2005 thru Dec 31, 2005		312,800	$30.18
Jan 1, 2006 thru Dec 20, 2006		448,000	$28.46
Jan 1, 2007 thru Dec 31, 2007		474,500	$34.36
Jan 1, 2008 thru Dec 31, 2008		439,200	$33.37

INTEREST RATE SWAPS:		Notional	Fixed
		Amount	Interest
Period of Time	$	MM	Rates
July 1, 2005 thru Dec 31, 2005		$50	3.36%
Jan 1, 2006 thru Dec 31, 2006		$50	3.82%
Jan 1, 2007 thru Dec 31, 2007		$50	4.30%
Jan 1, 2008 thru Dec 30, 2008		$50	4.74%

(a) BNP Paribas is the counterparty in Parallel's derivative instruments.

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Parallel Petroleum Announces 2Q 2005 Financial Results

August 3, 2005

The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

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